UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 23, 2012

Amarantus BioSciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-148922	26-0690857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Almanor Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 737-2734

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01. Entry into a Material Definitive Agreement

On August 23, 2012 we entered into a Convertible Promissory Note (the “Note”) with PENSCO Trust Co. FBO Robert L. Harris. Mr. Harris is currently a member of our board of directors and has lent us the principal sum of $50,000 under the terms of the Note. The Note accrues interest at a rate of six percent (6%) per annum and is due and payable within 180 days unless extended by agreement of the parties. The Note may be prepaid without penalty.

The Note may be converted in whole or in part, at the election of the holder, into shares of our common stock at a price of $0.015 per share. The conversion price will be adjusted proportionately in the event of any split, reorganization, or reclassification of our common stock. In the event of our default, the Note will bear interest at the rate of twelve percent (12%) per annum.

The foregoing is a summary only of the material terms of the Note and is not a complete description of its contents. The Note should be reviewed in its entirety for additional details.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Convertible Promissory Note

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 21, 2012	Amarantus BioSciences, Inc.

By: /s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer

3